Exhibit 1.1

Execution Version

FEDERAL REALTY OP LP

$350,000,000

5.375% NOTES DUE 2028

UNDERWRITING AGREEMENT

April 10, 2023

AMONG

FEDERAL REALTY OP LP

AND

J.P. MORGAN SECURITIES LLC

PNC CAPITAL MARKETS LLC

TD SECURITIES (USA) LLC

AND

BOFA SECURITIES, INC.

i

(k)		Additional Documents	24
(l)		Termination of this Agreement	24

SECTION	6	Indemnification.	24

(a)		Indemnification of Underwriters	24
(b)		Indemnification of Operating Partnership	24
(c)		Actions Against Parties; Notification	25

SECTION	7	Contribution.	26

SECTION	8	Representations, Warranties and Agreements to Survive Delivery	27

SECTION	9	Termination	27

(a)		Termination; General	27
(b)		Liabilities	28

SECTION	10	Default by One or More of the Underwriters	28

(a)		Effect of Default by One or More of the Underwriters	28
(b)		Effect of Default to Non-Defaulting Underwriter	28
(c)		Termination Pursuant to Default	29

SECTION	11	Notices.	29

SECTION	12	Parties	30

SECTION	13	GOVERNING LAW	30

SECTION	14	No Advisory or Fiduciary Relationship	30

SECTION	15	Recognition of the U.S. Special Resolution Regimes	31

SECTION	16	Integration.	31

SECTION	17	Counterparts	31

SECTION	18	Effect of Headings.	32

Exhibit A-1			A-1-1

Exhibit A-2			A 2 1

ii

FEDERAL REALTY OP LP

(a Delaware limited partnership)

$350,000,000 5.375% Notes due 2028

UNDERWRITING AGREEMENT

April 10, 2023

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

PNC Capital Markets LLC

300 Fifth Avenue

Pittsburgh, PA 15222

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Representatives of the Several Underwriters

Ladies and Gentlemen:

Federal Realty OP LP, a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with J.P. Morgan Securities LLC, PNC Capital Markets LLC, TD Securities (USA) LLC and BofA Securities, Inc. and each of the other Underwriters named in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any Underwriter substituted as hereinafter provided in SECTION 10 hereof), for whom J.P. Morgan Securities LLC, PNC Capital Markets LLC, TD Securities (USA) LLC and BofA Securities, Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts of $350,000,000 aggregate principal amount of 5.375% Notes due 2028 (the “Notes”) set forth in said Schedule 1.

The Notes shall be issued under an indenture, dated as of September 1, 1998, (the “Original Indenture”), between the Operating Partnership and U.S. Bank Trust Company, National Association (successor to U.S. Bank, National Association, successor to Wachovia Bank, National Association, successor to First Union National Bank), as trustee (the “Trustee”) as supplemented by the first supplemental indenture dated as of January 5, 2022 (collectively, the “Base Indenture”), between the Operating Partnership and the Trustee. Certain terms of the Notes will be established pursuant to an Officers Certificate to the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), pursuant to a Blanket Issuer Letter of Representations, dated April 7, 2023 between the Operating Partnership and DTC.

The Operating Partnership understands that the Underwriters propose to make a public offering of the Notes on the terms and in the manner set forth herein and as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Operating Partnership and Federal Realty Investment Trust (the “Company”), a Maryland real estate investment trust and the owner of 100% of the limited liability company interests of Federal Realty GP LLC (the “General Partner”), the sole general partner of the Operating Partnership, have jointly prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-262016 and 333-262016 -01), including a prospectus, dated January 5, 2022 (the “Base Prospectus”), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement registers the offer and sale of certain securities of the Company and the Operating Partnership under the 1933 Act, including the Notes. Promptly after the execution and delivery of this Agreement, the Operating Partnership will prepare and file with the Commission a prospectus supplement to the Base Prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations, and deliver such prospectus supplement and prospectus to the Underwriters, for use by the Underwriters in connection with their solicitation of purchases of, or offering of, the Notes. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The Base Prospectus and each prospectus supplement used in connection with the offering of the Notes that omitted Rule 430B Information is herein referred to as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein referred to as the “Registration Statement.” The Registration Statement, at the time it originally became effective, is herein referred to as the “Original Registration Statement.” The Base Prospectus and the final prospectus supplement relating to the Notes, in the form first furnished to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein referred to as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Base

Prospectus, any preliminary prospectus, the General Disclosure Package (as defined below) or the Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus, as the case may be, prior to the date of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Base Prospectus, such preliminary prospectus or the Prospectus, as the case may be, on or after the date of this Agreement.

The term “subsidiary” (collectively, the “subsidiaries”) means a corporation, limited liability company, partnership, limited partnership or other entity, a majority of the outstanding voting stock, partnership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership and/or the Company, or by one or more other subsidiaries of the Operating Partnership and/or the Company. The term “significant subsidiary” means any subsidiary that meets the definition of “significant subsidiary” in Rule 1-02(w) of Regulation S-X.

SECTION 1    Representations and Warranties.

(a)    Representations and Warranties by the Operating Partnership. The Operating Partnership represents and warrants to each Underwriter, as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Time (as defined below) (in each case, a “Representation Date”), and agrees with each Underwriter, as follows:

(1)    Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or the Operating Partnership or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made or will make any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, each of the Company and the Operating Partnership was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Operating Partnership on a Rule 405 “automatic shelf registration statement.” Neither the Company nor the Operating Partnership has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or the Operating Partnership or another offering participant made or will make a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date hereof, each of the Company and the Operating Partnership was not and is not an “ineligible issuer,” as defined in Rule 405.

(2)    The Registration Statement. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on January 5, 2022, and each post-effective amendment thereto (including, without limitation, the post-effective amendment thereto resulting from the filing of any preliminary prospectus or the Prospectus) also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Notes made prior to the filing of the Original Registration Statement by the Company or the Operating Partnership or any person acting on their behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each post-effective amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”) and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b) hereof.

(3)    The Prospectus. The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was or is issued, and at the Closing Time shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by any Underwriter through the Representatives expressly for use in such Prospectus or any amendments or supplements thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b) hereof.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto), the Prospectus or any amendment or supplement thereto complied or will comply when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(4)    Disclosure at Time of Sale. As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time or the Statutory Prospectus (as defined below), considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Limited Use Free Writing Prospectus based upon or in conformity with written information furnished to the Operating Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b) hereof.

Each Issuer Free Writing Prospectus (as defined below), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Operating Partnership notified or notifies the Representatives as described in Section 3(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus supplement deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon or in conformity with written information furnished to the Operating Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b) hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:00 p.m. (New York City time) on April 10, 2023 or such other time as agreed by the Operating Partnership and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Operating Partnership, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Operating Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule 2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus”, as of any time, means the prospectus and/or prospectus supplement relating to the Notes that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus and/or prospectus supplement deemed to be a part thereof.

(5)    Incorporated Documents. The Prospectus shall incorporate by reference the most recent Annual Report of the Company and the Operating Partnership on Form 10-K filed with the Commission and each Quarterly Report of the Company and the Operating Partnership on Form 10-Q and each Current Report of the Operating Partnership on Form 8-K to the extent filed (and not furnished) with the Commission since the end of the fiscal year to which the Annual Report refers. The documents incorporated or deemed to be incorporated by reference in the preliminary prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and shall comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at (a) the time the Original Registration Statement became effective, (b) the date hereof, (c) the earlier of the time the preliminary prospectus or the Prospectus was first used and the date and time of the first contract of sale of Notes in the offering of the Notes to the public, and (d) the Closing Time, did not and shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(6)    Pending Proceedings and Examinations. Neither the Company nor the Operating Partnership has received notice that (i) the Registration Statement is the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, or (ii) the Operating Partnership is the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.

(7)    Independent Accountants. The accountants who certified the financial statements and supporting schedules included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus were independent registered public accountants with respect to the Company and the Operating Partnership and their respective subsidiaries; and the current accountants of the Company and the Operating Partnership are independent registered public accountants with respect to the Company and the Operating Partnership and their respective subsidiaries, as required by the 1933 Act and the rules and regulations promulgated by the Commission thereunder.

(8)    Financial Statements. The consolidated financial statements included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders’ equity and cash flows of such entity, as the case may be, for the periods specified. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. Any summary financial and statistical data contained in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the consolidated financial statements incorporated by reference therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(9)    Internal Accounting Controls. The Company and the Operating Partnership maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (c) the unauthorized acquisition, use or disposition of the Company’s or the Operating Partnership’s assets that could have a material effect on the financial statements is prevented or detected in a timely manner. The Company’s Chief Executive Officer and Chief Financial Officer concluded that the Operating Partnership’s and the Company’s internal controls over financial reporting were effective as of the end of the Operating

Partnership’s most recent fiscal year to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s and the Operating Partnership’s auditors and the Audit Committee of the board of trustees of the Company have been advised of: (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s or the Operating Partnership’s ability to record, process, summarize and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or Operating Partnership’s internal controls over financial reporting.

(10)    Controls and Procedures. The Company and the Operating Partnership each maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that complies with the requirements of the 1934 Act and that has been designed to ensure that information required to be disclosed by the Company or the Operating Partnership, in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s and the Operating Partnership’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Operating Partnership have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(11)    No Unlawful Use of Corporate Funds. No Federal Entity (as defined below), nor to the best knowledge of the Operating Partnership, any director, trustee, officer, agent, employee or other person associated with or acting on behalf of any Federal Entity has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(12)    No Material Adverse Change in Business. The Company, the Operating Partnership and their respective subsidiaries (collectively, the “Federal Entities”), considered as one enterprise, have not, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus; and since the date as of which information is given in the General Disclosure Package and the Prospectus: (a) there has not been any material increase in the consolidated long-term debt of the Operating Partnership or any of its subsidiaries on a consolidated basis, or (b) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, equity or results of operations of the Federal Entities, taken as a whole, other than as set forth in or contemplated by the General Disclosure Package and the Prospectus.

(13)    Good Standing of the Company and Significant Subsidiaries. The Company has been duly organized and is validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each significant subsidiary of the Company other than the Operating Partnership has been duly organized and is validly existing as a corporation, partnership, limited liability company, trust or other entity, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”). All of the equity interests in the subsidiaries of the Company and the Operating Partnership are owned directly or indirectly by the Company or the Operating Partnership, free and clear of all pledges, liens, encumbrances, claims, security interests and defects; all of the issued and outstanding stock of each subsidiary that is a corporation has been duly authorized and validly issued and is fully paid and non-assessable; and the Company and the subsidiaries are duly qualified to transact business in all jurisdictions in which the Company and the subsidiaries are transacting business and in which the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

(14)    Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a

Material Adverse Effect. The Agreement of Limited Partnership of the Operating Partnership (the “OP Partnership Agreement”) is in full force and effect in the form in which it was filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 5, 2022, except for subsequent amendments relating to the admission of new partners to the Operating Partnership or the designation of the rights of new partnership interests. The issued and outstanding units of general, limited and preferred partner interests in the Operating Partnership are as set forth in the Company’s and the Operating Partnership’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, except for subsequent issuances (a) contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, (b) in connection with any acquisitions that were not, individually or in the aggregate, material to the Operating Partnership, and (c) of LTIP Units (as defined in the OP Partnership Agreement) that are not material.

(15)    Good Standing of the General Partner. The General Partner has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware; the General Partner is the sole general partner of the Operating Partnership, and the Company owns 100% of the limited liability company interests of, is the sole member of and exercises exclusive control over the General Partner. Each of the Company and the General Partner holds its partnership interests in the Operating Partnership free and clear of all pledges, liens, encumbrances, claims, security interests and defects, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or where such restrictions would not have a Material Adverse Effect. The General Partner has the limited liability company power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement.

(16)    Authorization of the OP Partnership Agreement. The OP Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and the General Partner, and is a valid and binding agreement of each of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership, respectively, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(17)    Authorization of Underwriting Agreement. The Operating Partnership has full right, power and authority under its organizational documents to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Operating Partnership.

(18)    Authorization of the Indenture and Notes. The Notes have been duly and validly authorized by the Operating Partnership, and, when such Notes are issued and delivered pursuant to this Agreement, such Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Operating Partnership entitled to the benefits provided by the Indenture, which has been filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the 1939 Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Notes will conform, to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus, as amended or supplemented, with respect to such Notes.

(19)    Absence of Defaults and Conflicts. (i) The Company is not in violation of its charter or bylaws and the Operating Partnership is not in violation of the OP Partnership Agreement; (ii) none of the subsidiaries of the Company or the Operating Partnership not referred to in clause (i) above is in violation of its charter, bylaws, limited liability company agreement or similar organizational documents; (iii) none of the Federal Entities are in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Federal Entity is a party or by which any Federal Entity is bound or to which any of the property or assets of any Federal Entity is subject; and (iv) none of the Federal Entities are in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii), (iii) and (iv) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(20)    Absence of Violations and Consents. The issue and sale of the Notes and the compliance by the Company and the Operating Partnership with all of the applicable provisions of the Notes, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Operating Partnership or any other Federal Entity is a party or by which the Operating Partnership or any other Federal Entity is bound or to which any of the property or assets of the Operating Partnership or any other Federal Entity is subject, nor will such action result in any violation of the provisions of the declaration of trust, the bylaws, partnership agreement, or other organizational document of the Company, the Operating Partnership, or any significant subsidiary, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Operating Partnership, any other Federal Entity, or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Operating Partnership of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Closing, obtained under the 1933 Act, the 1934 Act and the 1939 Act and except for the rules of the New York Stock Exchange, Inc. (the “NYSE”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or

“Blue Sky” laws or under the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) in connection with the purchase and distribution of the Notes by the Underwriters.

(21)    Absence of Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which any Federal Entity is a party or to which any property of a Federal Entity is subject which, if determined adversely to a Federal Entity, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Federal Entities’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(22)    No Prohibition on Dividends by Subsidiaries. Except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (including with respect to restrictions on transfer of property or assets pursuant to the terms of mortgage debt on any properties held directly or indirectly by the Operating Partnership or pursuant to the express terms of any joint venture arrangement of the Operating Partnership or any of its subsidiaries), no subsidiary of the Operating Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Operating Partnership to the extent permitted by applicable law, from making any other distribution on the equity held by the Operating Partnership, or from repaying to the Operating Partnership any loans or advances made by the Operating Partnership to any such subsidiary.

(23)    REIT Qualification. With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and contemplated operations, assets and income meet and will enable it to continue to meet such requirements.

(24)    Operating Partnership Tax Status. Since it became a subsidiary of the Company, the Operating Partnership has been and will continue to be classified as a disregarded entity or a partnership that is not a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(25)    Investment Company Act. Neither the Company nor the Operating Partnership is, or upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(26)    Tax Compliance. The Operating Partnership, the Company, and any other Federal Entity have filed all federal, state, local and foreign income tax returns which have been required to be filed, or appropriate extensions for such filings have been obtained as required by law, and all federal, state, local and foreign taxes of the Operating Partnership, the Company, and any other Federal Entity have been paid, except such taxes as (i) are not yet due, (ii) are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP, or (iii) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(27)    Possession of Licenses and Permits. The Federal Entities hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses; and none of the Federal Entities have infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Federal Entities, considered as one enterprise.

(28)    Title to Property. The Federal Entities have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Registration Statement, the General Disclosure Package and the Prospectus as owned or leased by any of the Federal Entities, in each case free and clear of all pledges, liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or which are not material in amount.

(29)    Environmental Laws. Although the Company and the Operating Partnership are aware of the presence of hazardous substances, hazardous materials, toxic substances or waste materials (“Hazardous Materials”) on certain of the properties of the Federal Entities, nothing has come to the attention of the Company or the Operating Partnership which, at this time, would lead the Company or the Operating Partnership to believe that the presence of such Hazardous Materials, when considered in the aggregate, would materially adversely affect the financial condition of the Operating Partnership. In connection with the construction on or operation and use of the properties owned or leased by the Federal Entities, the Company and the Operating Partnership represent that, as of the date hereof, it has no knowledge of any material failure by the Federal Entities to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

(30)    Insurance. The Federal Entities maintain insurance covering their properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect them and their business.

(31)    Reporting Company. Each of the Operating Partnership and the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(32)    Price Manipulation and Market Stabilization. Neither the Federal Entities nor any of their respective trustees, directors, officers, affiliates (as such term is defined in Rule 501(b) under the 1933 Act) or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Operating Partnership to facilitate the sale or resale of the Notes.

(33)    Foreign Corrupt Practices Act. None of the Federal Entities nor, to the knowledge of the Company or the Operating Partnership, any director, trustee, officer, agent, employee or other person associated with or acting on behalf of any Federal Entity, has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the Bribery Act 2010 of the United Kingdom, and the Federal Entities have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(34)    Money Laundering Laws. The operations of the Federal Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Federal Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(35)    OFAC. None of the Federal Entities nor, to the knowledge of the Company or the Operating Partnership, any director, trustee, officer, agent, employee or affiliate of any Federal Entity is (i) currently subject to any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”)); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Russia, Syria, the Crimea region of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, that broadly prohibit dealings with that country or territory (each, a “Sanctioned Country”); and the Federal Entities will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(36)    Cybersecurity. (i) To the knowledge of the Company and the Operating Partnership, there has been no security breach or incident, unauthorized access or disclosure, or other compromise relating to any Federal Entity’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by any Federal Entity, and any such data processed or stored by third parties on behalf of any Federal Entity), equipment or technology (collectively, “IT Systems and Data”); (ii) no Federal Entity has been notified of, and neither the Company nor the Operating Partnership has knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to any Federal Entity’s IT Systems and Data; and (iii) the Federal Entities have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except, in each case with respect to clauses (i) and (ii) above, as would not, individually or in the aggregate, have a Material Adverse Effect, and except, in the case of clause (iii) above, where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Federal Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the failure to be so in material compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(b)    Officers’ Certificates. Any certificate signed by any officer of the Company or the Operating Partnership or any authorized representative of the Company or the Operating Partnership delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2    Sale and Delivery to the Underwriters; Closing.

(a)    Purchase and Sale. On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, at the respective price set forth for the Notes in Schedule 3, the aggregate principal amount of Notes set forth in Schedule 1 opposite the name of such Underwriter, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The Notes and the offering thereof will have the terms specified in the Final Term Sheet referred to in Section 3(e).

(b)    Delivery and Payment. Payment of the purchase price for, and delivery of, the Notes shall be made at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Operating Partnership, at 10:00 A.M. (New York City time) on the second business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Operating Partnership (such time and date of payment and delivery being herein called the “Closing Time”).

Payment for the Notes shall be made to the Operating Partnership by wire transfer of same day funds payable to the order of the Operating Partnership, against delivery to the Representatives or their designees for the respective accounts of the Underwriters for the Notes to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes that it has agreed to purchase.

The Notes shall be delivered in the form of one or more global certificates in aggregate denomination equal to the aggregate principal amount of the Notes upon original issuance and registered in the name of Cede & Co., as nominee for DTC.

(c)    Denominations; Registration. The Notes shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day prior to the Closing Time. The Notes shall be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.

SECTION 3    Covenants of the Operating Partnership.

The Operating Partnership covenants with each Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Operating Partnership, subject to Section 3(e), will comply with the requirements of Rule 430B and during the period a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations would be) required by the 1933 Act to be delivered in connection with any sales of the Notes, will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Operating Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes. The Operating Partnership will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Operating Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Operating Partnership shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)    Delivery of Registration Statements. The Operating Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)    Delivery of Prospectus(es). The Operating Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Operating Partnership has delivered to each Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus, if any, as such Underwriter reasonably requested, and the Operating Partnership hereby consents to the use of such copies of each preliminary prospectus and each Issuer Free Writing Prospectus, if any, for purposes permitted by the 1933 Act. The Operating Partnership will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered under the 1933 Act in connection with sales of the Notes, such number of copies of the prospectus, as amended or supplemented, as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(d)    Notice and Effect of Material Events. The Operating Partnership will comply with the 1933 Act and the rules and regulations of the Commission thereunder, the 1934 Act and the rules and regulations of the Commission thereunder and the 1939 Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Operating Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the rules and regulations thereunder, the Operating Partnership will promptly prepare and file with the

Commission, subject to Section 5(a) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Operating Partnership will use its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Notes) and the Operating Partnership will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Representatives may reasonably request. If, during the time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes and following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Operating Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)    Filing of Amendments and 1934 Act Documents; Preparation of the Final Term Sheet. From the Applicable Time to the Closing Time, the Operating Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Notes or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Operating Partnership will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Operating Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act or the Commission’s regulations thereunder within forty-eight hours prior to the Applicable Time. The Operating Partnership will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, substantially in the form set forth on Schedule 4 hereto, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Operating Partnership shall furnish the Representatives with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(f)    Blue-Sky Qualifications. The Operating Partnership shall use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify or register as a foreign partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or provide any undertaking or make any change in its charter or by-laws that the

Board of Trustees of the Company reasonably determines to be contrary to the best interests of the Operating Partnership and its unitholders or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Notes have been so qualified or registered, the Operating Partnership shall file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement. The Operating Partnership will also supply the Underwriters with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Underwriters may request.

(g)    Stop Order by State Securities Commission. The Operating Partnership shall advise the Underwriters promptly and, if requested by any Underwriter, to confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. The Operating Partnership shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Notes under any state securities or Blue Sky laws, the Operating Partnership shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(h)    Earnings Statement. The Operating Partnership shall timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (in form complying with Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)    Reporting Requirements. The Operating Partnership, during the period when a prospectus is required to be delivered (or but for Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j)    Issuer Free Writing Prospectuses. The Operating Partnership represents and agrees that, unless it obtains the prior written consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Operating Partnership and the other Underwriters, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, in each case required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(e) hereof, the Underwriters are authorized to use the information with respect to the final terms of the Notes in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Operating Partnership and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Operating Partnership represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k)    REIT Qualification. For any taxable years in which the Closing Time occurs, the Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code, and the Operating Partnership will use its best efforts to maintain its classification for U.S. federal income tax purposes as a disregarded entity or partnership that is not a “publicly traded partnership” taxable as a corporation, in each case until any such time that the board of trustees of the Company determines that it is no longer in the best interests of the Company to so qualify or for the Operating Partnership to maintain such classification.

(l)    Use of Proceeds. The Operating Partnership shall use the net proceeds received by it from the sale of the Notes in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(m)    Limitations on Sales of Substantially Similar Notes During the period beginning on and including the date of this Agreement and continuing through the Closing Time, the Operating Partnership will not offer, sell, contract to sell, pledge or otherwise issue any debt securities of the Operating Partnership which mature more than one year after such Closing Time and which are substantially similar to such Notes, without the prior written consent of the Representatives.

SECTION 4    Payment of Expenses.

(a)    Expenses. The Operating Partnership covenants and agrees with the several Underwriters that the Operating Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Operating Partnership’s counsel and accountants in connection with the registration of the Notes under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Agreement, any Indenture, any Blue Sky and legal investment surveys and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 3(g) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Notes; (v) any filing fees incident to any required review by FINRA of the terms of the sale of the Notes; (vi) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Notes; (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4; (viii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation contained in Section 1(a)(4) hereof; and (iv) the costs and expenses incident to the authorization, issuance, sale, preparation and delivery of the Notes, including any taxes, stamp or other duties payable in connection therewith. It is understood, however, that, except as provided in this Section 4(a), Section 4(b), Section 6 and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

(b)    Termination of Agreement. If this Agreement shall be terminated pursuant to SECTION 10 hereof, the Operating Partnership shall not then have any liability to any Underwriter under this Agreement except as provided in Section 4(a), Section 6 and Section 7 hereof. If this Agreement shall be terminated as a result of any of the conditions set forth in Section 5 (other than clause (i), (iii) or (iv) of Section 5(i)) hereof not being satisfied, the Operating Partnership will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but the Operating Partnership shall then have no further liability to any Underwriter with respect to such Notes except as provided in Section 4(a), Section 6 and Section 7 hereof.

SECTION 5    Conditions of Underwriters’ Obligations.

The obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Operating Partnership or any other Federal Entity delivered pursuant to the provisions hereof, to the performance by the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus supplement containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Final Term Sheet shall have been filed in accordance with Section 3(e). The Operating Partnership shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)    Opinions of Counsel for Operating Partnership. At the Closing Time, the Underwriters shall have received the favorable opinions, dated as of the Closing Time, of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters. Such opinions shall address such of the items set forth in Exhibits A-1 and A-2, subject to such assumptions, exceptions and qualifications reasonably acceptable to the Underwriters and their counsel.

(c)    Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Underwriters with respect to such matters as may be reasonably requested by the Underwriters, provided that in rendering such opinion, Sidley Austin LLP may rely, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Pillsbury Winthrop Shaw Pittman LLP.

(d)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date of this Agreement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Federal Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, President or a Vice President and of the Chief Financial Officer or Chief Accounting Officer of the Company, as the sole member of the general partner of the Operating Partnership, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct, in all material respects, with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission, (v) no order suspending the sale of the Notes in any jurisdiction has been issued and no proceedings for that purpose have been initiated or threatened by the state securities authority of any jurisdiction; (vi) none of the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) none of the events listed in SECTION 9(a)(iii)(x) shall have occurred.

(e)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, Grant Thornton LLP, the independent accountants of the Operating Partnership, shall have furnished to the Representatives a “comfort letter” in form and substance satisfactory to the Representatives.

(f)    Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from Grant Thornton LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)    Maintenance of Rating. (i) At the Closing Time, the Notes shall be rated at least [                ] by Moody’s Investor’s Service Inc. and [                ] by Standard & Poor’s Ratings Services, and the Operating Partnership shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings; and (ii) since the date of this Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Notes or any of the Operating Partnership’s other debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the 1934 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Operating Partnership’s other debt securities, which does not indicate affirmation or improvement in the rating.

(h)    No Material Adverse Change in Business. (A) None of the Federal Entities, considered as one enterprise, since the date of the last audited financial statements included or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus, shall have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth in or contemplated by the Prospectus, and (B) since the dates as of which information is given in the General Disclosure Package and the Prospectus, there shall not have been any change in the ownership of the Operating Partnership (except for subsequent issuances (i) contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, (ii) in connection with any acquisitions that were not, individually or in the aggregate, material to the Operating Partnership, and (iii) of LTIP Units that are not material) or any material increase in the consolidated long-term debt of the Operating Partnership, or any other Federal Entity or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, equity or results of operations of the Federal Entities, taken as a whole, other than as set forth in or contemplated by the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (A) or (B), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Notes on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(i)    Certain Other Material Adverse Changes. On or after the date of this Agreement relating to the Notes there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s or the Operating Partnership’s (if any) securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus, as amended or supplemented.

(j)    Delivery Requirement Compliance. The Company shall have complied with the provisions of Section 3(c) hereof with respect to the furnishing of Prospectuses, as amended or supplemented.

(k)    Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)    Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Operating Partnership at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 1, 6, 7, 8, 12 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6    Indemnification.

(a)    Indemnification of Underwriters. The Operating Partnership, agrees to indemnify and hold harmless each Underwriter, its affiliates, its directors, its officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement (including the Rule 430B Information), the Prospectus, as amended or supplemented, or any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus, as amended or supplemented, or any other prospectus relating to the Notes, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Operating Partnership by any Underwriter of the Notes through the Representatives expressly for use therein.

(b)    Indemnification of Operating Partnership. Each Underwriter, severally and not jointly, will indemnify and hold harmless the Operating Partnership, its officers who signed the

Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities to which any of the foregoing persons in this subsection (b) may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus, as amended or supplemented, or any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus, as amended or supplemented, or any other prospectus relating to the Notes, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Operating Partnership by such Underwriter through the Representatives expressly for use therein; and will reimburse such foregoing persons for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such action or claim as to which such foregoing persons shall be entitled to indemnification under this subsection (b) as such expenses are incurred. The Operating Partnership hereby acknowledges that the only information furnished to the Operating Partnership by any Underwriter through the Representatives expressly for use in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus, as amended or supplemented, or any other prospectus relating to the Notes, or any such amendment or supplement are the statements set forth in (i) the names of the Underwriters contained on the cover page and on the back page of the Prospectus and in the table under the caption “Underwriting (Conflicts of Interest)” in the Prospectus and (ii) the seventh, ninth and tenth paragraph under the caption “Underwriting (Conflicts of Interest)” in the Prospectus.

(c)    Actions Against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (unless separate counsel is required due to conflict of interest) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 7    Contribution.

If the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection 6(a) or 6(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under SECTION 6(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Operating Partnership on the one hand and such Underwriters on the other, in connection with the offering of the Notes pursuant to this Agreement, shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Operating Partnership, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate initial public offering price of the Notes.

The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The obligations of the Underwriters in this Section 7 to contribute are several in proportion to their respective underwriting obligations with respect to the Notes and not joint.

The obligations of the Operating Partnership under this Section 7 shall be in addition to any liability which the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Operating Partnership who signed the Registration Statement, and to each person, if any, who controls the Operating Partnership within the meaning of the 1933 Act.

SECTION 8    Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Operating Partnership or the Company, or authorized representatives of the Operating Partnership or the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Operating Partnership or the Company, and (ii) delivery of and payment for the Notes.

SECTION 9    Termination.

(a)    Termination; General. The Representatives may terminate this Agreement, by notice to the Operating Partnership, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement, any Material Adverse Effect, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated in the Registration Statement, the Prospectus or the General Disclosure Package, or (ii) if there has occurred (A) any material adverse change in the financial markets in the United States or the international financial markets, (B) any outbreak of hostilities or escalation thereof or other calamity or crisis, (C) a declaration by the United States of a national emergency or war, or (D) any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) (x) if trading in any securities of the Company or the Operating Partnership has been suspended or materially limited by the Commission or the NYSE, or (y) if trading generally on the NYSE, the Nasdaq Global Market or the NYSE American or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Delaware authorities, or (v) a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred, or (vi) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Operating Partnership as of the date hereof shall have been downgraded, or withdrawn, since such date or if any such rating organization shall have publicly announced that it has placed any series of debt securities of the Operating Partnership under surveillance or review as to the rating of such debt securities or any of the Operating Partnership’s other securities, which does not indicate affirmation or improvement in the rating.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 6, 7, 8, 9, 13 and 14 hereof shall survive such termination and remain in full force and effect.

SECTION 10    Default by One or More of the Underwriters.

(a)    Effect of Default by One or More of the Underwriters. If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase at the Closing Time under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Notes, then the Operating Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Notes on such terms. In the event that, within the respective prescribed period, the Representatives notify the Operating Partnership that they have so arranged for the purchase of such Notes, or the Operating Partnership notifies the Representatives that it has so arranged for the purchase of such Notes, the Representatives or the Operating Partnership shall have the right to postpone the Closing Time for such Notes for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, as amended or supplemented, or in any other documents or arrangements, and the Operating Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)    Effect of Default to Non-Defaulting Underwriter. If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representatives and the Operating Partnership as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Notes to be purchased at the Closing Time, then the Operating Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase at the Closing Time under this Agreement relating to such Notes and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase under this Agreement) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    Termination Pursuant to Default. If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representatives and the Operating Partnership as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Notes to be purchased at the Closing Time, as referred to in subsection (b) above, or if the Operating Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then, in the case of a failure to purchase Notes at the Closing Time, this Agreement relating to such Notes shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Operating Partnership, except for the expenses to be borne by the Operating Partnership and the Underwriters as provided in Section 4(a) hereof and the indemnity and contribution agreements in Section 6 and Section 7 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

SECTION 11    Notices.

In all dealings hereunder, the Representatives of the Underwriters of Notes shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in this Agreement.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (facsimile: (212) 834-6081), PNC Capital Markets LLC, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Debt Capital Markets, Fixed Income Transaction Execution (facsimile: (412) 762-2760), TD Securities (USA) LLC, 1 Vanderbilt Avenue, 11th Floor, New York, New York 10017, email: USTransactionadvisory@tdsecurities.com, Attention: Transaction Advisory and BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Transaction Management/Legal (facsimile: (646) 855-5958), email: dg.hg_ua_notices@bofa.com; and notices to the Operating Partnership shall be delivered or sent by mail, overnight courier or hand delivery to the address of the Operating Partnership set forth on the cover of the Registration Statement: Attention: Legal Department; provided, however, that any notice to an Underwriter pursuant to Section 6(c) hereof shall also be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to such

Underwriter at its address set forth in its Underwriters’ questionnaire, or telex or facsimile transmission constituting such questionnaire, which address will be supplied to the Operating Partnership by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

SECTION 12    Parties.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Operating Partnership, the Company and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13    GOVERNING LAW.

THIS AGREEMENT AND ANY PROCEEDING ARISING HEREUNDER OR IN CONNECTION HEREWITH, WHETHER SOUNDING IN CONTRACT OR IN TORT, AND WHETHER BROUGHT AT LAW OR IN EQUITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE, REGARDLESS OF ANY CONFLICTS OF LAWS PRINCIPLES. TIME SHALL BE OF THE ESSENCE TO THIS AGREEMENT. EACH OF THE COMPANY AND THE OPERATING PARTNERSHIP HEREBY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) WITH RESPECT TO THIS AGREEMENT.

SECTION 14    No Advisory or Fiduciary Relationship.

Each of the Company and the Operating Partnership acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership, or their respective stockholders, partners, members, creditors, employees or any other party, as applicable, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership, and (e) the

Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Furthermore, the Company and the Operating Partnership agree that the Company and the Operating Partnership are solely responsible for making their own judgments in connection with the offering of the Notes (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Operating Partnership on related or other matters).

SECTION 15    Recognition of the U.S. Special Resolution Regimes.

In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16    Integration.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 17    Counterparts.

This Agreement may be signed in counterparts (including by facsimile), each of which will constitute an original and all of which taken together will constitute one and the same agreement. The words “execution,” signed,” “signature,” and words of like import in this

Agreement or in any other certificate, agreement or document related to this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 18    Effect of Headings.

The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this Agreement, along with all counterparts, shall become a binding agreement among the Underwriters and the Operating Partnership in accordance with its terms.

Very truly yours,

FEDERAL REALTY OP LP

By:	/s/ Daniel Guglielmone
Name: Daniel Guglielmone
Title: Executive Vice-President-Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Director

BOFA SECURITIES, INC.

By:	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

On behalf of themselves and the other several Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriters and Principal Amount of Notes

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$52,500,000
PNC Capital Markets LLC	52,500,000
TD Securities (USA) LLC	52,500,000
BofA Securities, Inc.	52,500,000
Regions Securities LLC	21,875,000
Truist Securities, Inc.	21,875,000
U.S. Bancorp Investments, Inc.	21,875,000
Wells Fargo Securities, Inc.	21,875,000
BNP Paribas Securities Corp.	9,625,000
Citigroup Global Markets Inc.	9,625,000
Deutsche Bank Securities Inc.	9,625,000
Scotia Capital (USA) Inc.	9,625,000
SMBC Nikko Securities America, Inc.	9,625,000
Samuel A. Ramirez & Company, Inc.	4,375,000

$350,000,000

SCHEDULE 2

Issuer General Use Free Writing Prospectuses

The Final Term Sheet specified in SECTION 3(e) and substantially in the form of Schedule 4.

SCHEDULE 3

Purchase Price of the Notes

The purchase price to be paid by the Underwriters for the Notes shall be 98.990% of the principal amount of the Notes.

SCHEDULE 4

Filed Pursuant to Rule 433

Dated April 10, 2023

Registration Statement No. 333-262016-01

Relating to

Preliminary Prospectus Supplement Dated April 10, 2023 to

Prospectus dated January 5, 2022

Federal Realty OP LP

$350,000,000 5.375% Notes due 2028

Term Sheet dated April 10, 2023

Issuer:	Federal Realty OP LP

Security:	5.375% Notes due 2028 (the “Notes”)

Aggregate Principal Amount:	$350,000,000

Anticipated Ratings (Moody’s/S&P)*:	[ ]/[ ]

Trade Date:	April 10, 2023

Settlement Date:	April 12, 2023 (T+2)

Maturity Date:	May 1, 2028

Interest Payment Dates:	May 1 and November 1, beginning on November 1, 2023

Benchmark Treasury:	3.625% due March 31, 2028

Benchmark Treasury Yield:	100-15+ / 3.518%

Spread to Benchmark Treasury:	+195 basis points

Re-Offer Yield:	5.468%

Coupon (Interest Rate):	5.375% per year

Price to Public:	99.590% of the principal amount, plus accrued interest, if any, from April 12, 2023

Redemption Provision:	Prior to April 1, 2028 (one month prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

CUSIP/ISIN:	313747BC0 / US313747BC00

Joint Book-Running Managers:	J.P. Morgan Securities LLC
PNC Capital Markets LLC
TD Securities (USA) LLC
BofA Securities, Inc.
Regions Securities LLC
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
Samuel A. Ramirez & Company, Inc.

*    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to withdrawal or revision at any time.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it from (i) J.P. Morgan Securities LLC collect at 1-212-834-4533, (ii) PNC Capital Markets LLC toll-free at 1-855-881-0697, (iii) TD Securities (USA) LLC, toll-free at 1-855-495-9846 or (iv) BofA Securities, Inc. toll-free at 1-800-294-1322.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Exhibit A-1

FORM OF OPINION OF COUNSEL

FOR THE OPERATING PARTNERSHIP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[Omitted]

A-1-1

Exhibit A-2

FORM OF TAX OPINION OF COUNSEL

FOR THE OPERATING PARTNERSHIP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[Omitted]

A-2-1